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                                                                   EXHIBIT 10.15

                        CONSTRUCTION OPERATING AGREEMENT

      THIS AGREEMENT, made this 7 of April, 2000, by and between GPU TELCOM SERVICES, INC., a Delaware corporation, located at Route 183 & Van Reed Road, PO Box 15164, Reading, Pennsylvania 19612-5164 (the "Company"), and Telergy Mid-Atlantic, LLC, a New York limited liability corporation, located at One Telergy Parkway, East Syracuse, New York, 13057 (the "Customer").

                              W I T N E S S E T H:

      WHEREAS, the Company owns, or has obtained valid and enforceable contract rights from its affiliates, Jersey Central Power & Light, Metropolitan Edison Company, and Pennsylvania Electric Company (collectively, "GPU Energy"), or from other third parties, to attach to and to use certain easements, fiber optic cable, conduits, manholes, ducts, poles, towers, building or service entrance pipes, and other electrical facilities, now owned or hereafter acquired by GPU Energy or other third parties (collectively, the "Company's Facilities"); and

      WHEREAS, Company has been retained by Customer as its exclusive provider of competitively priced construction and installation Services (as defined below), as well as indefeasible rights of use ("IRUs") to Customer (hereinafter referred to as the "Customer IRU") in the Company's Facilities in the states of New Jersey and Pennsylvania upon order for such Customer IRU; and

      WHEREAS, in addition to and in conjunction with the above-referenced Customer IRU, the Company desires to provide the Customer with the right to occupy the Company's Facilities, and the Customer desires to accept the same from the Company on the terms of this Agreement.

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and conditions set forth below, the Company and the Customer hereby agree as follows:

      1. Order for IRU: (a) Upon receipt of an order from Customer in the form attached hereto as Appendix 1 ("Customer Order") requesting the provision of an IRU from Company, the Company agrees to use commercially reasonable efforts to deliver the Customer IRU in the Company's Facilities (as defined below), according to the terms and conditions of an IRU Agreement between Customer and Company substantially in the form of Appendix 3 hereto (the "IRU Agreement"), and to provide the Customer with construction, installation and engineering services for the Customer IRU and the fiber optic equipment, fiber optic strands, innerduct, or related facilities as specifically defined in Exhibit A to the IRU Agreement executed simultaneously with the Customer Order ("the Customer Facilities"), and routine maintenance, and as needed, emergency services related to the Customer's Facilities as specified in the Customer Order (all such services, collectively, the "Services"). The Customer agrees that all


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the Services will be performed solely by the Company or the Company's designee and that the Customer shall not have direct access to the Customer's Facilities on the splice side or other demarcation point specified in the Customer Order following installation . The Customer Order shall be completed by Customer with the assistance of Company and the target date and outside date for delivery of the Customer IRU shall be as determined by mutual agreement in the Customer Order. Delivery of the Customer IRU by Company in accordance with the Customer Order shall constitute acceptance by Customer of the Customer IRU. If either Party materially breaches the terms of this Agreement or the Customer Order the other Party is limited to the remedy set forth in Paragraph 8 of this Agreement.

            (b) In accordance with the terms and conditions of a Collocation License Agreement between Customer and Company, which shall be negotiated and executed substantially in the form of Appendix 4 hereto, prior to the execution of a Customer Order for services that include collocation (the "Collocation License Agreement"), the Company will grant to the Customer a non-exclusive license to use the Company's Facilities for the installation of and access to the Customer-owned electronics and optronics installed in connection with any Customer IRU (the "Customer's Equipment") in Company's Facilities, all as more fully described on the IRU Agreement and any Collocation Agreement executed in connection with the Customer Order. The Customer is prohibited from installing the Customer's Equipment on any other property or facility of the Company and/or GPU Energy.

      2. Term: Unless terminated sooner in accordance with the provisions of this Agreement, this Agreement shall have a term of twenty (20) years ("Initial Term"). The Customer, is hereby granted the option to extend the Initial Term for two (2) consecutive terms of five (5) years each, so long as the Customer is not then in default of any provision of this Agreement at the time of the exercise of such renewal options. Each such renewal option shall be exercisable by the Customer giving written notice of renewal to the Company not later than six (6) months prior to the expiration of the then current term.

      3. Fees: The Customer shall reimburse and pay the Company for the Services and for the attachment rights at the times and in the manner set forth in the Customer Order. All such Fees for Services shall be competitively priced by Company.

      3.1 Billing. Company shall issue bills for all charges incurred by Customer as more specifically set forth in the Customer Order.

      3.2 Taxes. Except for taxes based on Company's net income and ad valorem, personal and real property taxes imposed on Company's property, Customer shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the sale to Customer, or receipt or use by Customer, the Customer IRU.

      3.3 Regulatory and Legal Changes. In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms


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            of delivery of Service, Company and Customer agree to negotiate regarding the rates to be charged for Services to Customer to reflect such increase in cost and, in the event that the Parties are unable to reach agreement respecting new rates within thirty (30) days after Company delivery of written notice requesting renegotiation, to Customer, Customer may terminate the affected Customer Order without termination liability upon sixty (60) days' prior written notice.

      3.4 Fraudulent Use of Services. Customer is responsible for all charges attributable to Customer incurred respecting the Services, even if incurred as the result of fraudulent or unauthorized use of the Services, unless Company has actual knowledge of the same and fails to notify Customer thereof. Company may, but is not obligated to, detect or report unauthorized or fraudulent use of Services.

      4. Procurement: In the event that the Services include the procurement of equipment and tangible materials for the Customer ("Deliverables"), the Customer agrees that the Deliverables shall be furnished and delivered directly to the Customer by the applicable OEM or OEM dealer. The Customer agrees that title to, ownership, and all risks related to the Deliverables, including the risks of defects in, damage to, and loss of the Deliverables, shall pass directly from such manufacturer and dealer to the Customer, even in the event that the Company shall, as the Customer's agent, advance payment for the Deliverables, or agree to assert the Customer's contract rights and remedies against such manufacturer and/or dealer as an accommodation to the Customer, the Customer hereby agreeing to pay and reimburse the Company for the Deliverables in accordance with the terms of this Agreement.

      5. Indemnification: (a) The Customer agrees to defend, indemnify and save harmless the Company (and the Company's directors, officers, agents, and employees, corporate Parent, and each and every one of them) from and against all claims, costs (including reasonable attorney fees and costs), claims, expenses, liabilities, and judgments of every kind and description, actually and reasonably incurred ("Claims"), whether threatened, pending, or completed, including without limitation, any claims, suits, costs, expenses and judgments by reason of any damage to, destruction or contamination of property or to the environment (e.g. land, air, water, wildlife and vegetation) and/or injury, sickness, or disease to persons (including death), caused by, resulting from, arising out of, or occurring in connection with Customer's performance of this Agreement, or incidental or appertaining thereto and hereto, except to the extent of any active gross negligence or willful misconduct on the part of the Company as determined by a finder of fact. In this Paragraph 5 and each other indemnification obligation of the Customer as may be set forth in this Agreement or in any other documents which form part of this Agreement, the term Parent includes GPU, Inc. and all of its subsidiaries and/or affiliates.

            (b) Customer shall indemnify, defend and hold harmless Company from Claims (i) for infringement of any third-party proprietary rights made against Company in connection with the use by Customer of the Customer IRU; (ii) made against Company arising out of or relating to any act or failure to act by Customer in connection with the Customer IRU or (iii) arising from Customer's gross negligence or willful misconduct.


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            (c) The Company agrees to defend, indemnify and save harmless the
Customer (and the Customer's directors, officers, agents, and employees, corporate Parent, and each and every one of them) from and against all claims, costs (including reasonable attorney fees and costs), claims, expenses, liabilities, and judgments of every kind and description, actually and reasonably incurred ("Claims"), whether threatened, pending, or completed, including without limitation, any claims, suits, costs, expenses and judgments by reason of any damage to, destruction or contamination of property or to the environment (e.g. land, air, water, wildlife and vegetation) and/or injury, sickness, or disease to persons (including death), caused by, resulting from, arising out of, or occurring in connection with the Company's construction, installation or maintenance of the Customer's IRU or Company's Facilities or the provisioning of Services under this Agreement, or incidental or appertaining thereto and hereto, except to the extent of any active gross negligence or willful misconduct on the part of the Customer, its agents, employees and contractors as determined by a finder of fact of competent jurisdiction. In this Paragraph 5 and each other indemnification obligation of the Company as may be set forth in this Agreement or in any other documents which form part of this Agreement, the term Parent includes Telergy Operating, Inc. and all of its subsidiaries and/or affiliates.

            (d) Company shall indemnify, defend and hold harmless Customer from Claims (i) for infringement of any third-party proprietary rights made against Customer in connection with the delivery by Company of the Customer IRU; (ii) made against Customer arising out of or relating to any act or failure to act by Company in connection with the Customer IRU or the provisioning of Services hereunder or (iii) arising from Company's gross negligence or willful misconduct.

      6. Insurance: The Company and Customer each agree to obtain and maintain during the term of this Agreement Comprehensive General Liability (CGL) insurance with a combined single limit of at least One Million ($1,000,000) Dollars. On or before the date of this Agreement, each Party shall furnish an insurance certificate to the other Party and if such certificate has an expiration date, the furnishing Party shall provide an updated insurance certificate, certifying to the foregoing coverage. The certificate shall include name of insurance company, policy number and expiration date; the coverage required whether claims made or occurrence, and the limits on each (all deductibles for the account of the insuring Party); a statement that the other Party shall receive not less than thirty (30) days notice of cancellation or modification of the policy; and, a statement that the other Party has been named an additional insured (except for worker's compensation) on such policy; and the contract number, or statement of blanket applicability. The Customer and Company each hereby waives any rights of subrogation which either Party or any of their respective insurers may have against the other Party or the other Party's agents, employees, affiliates, subsidiaries and Parent.

      7.    Customer Default.

      7.1 Discontinuance of Customer Order by Company and/or to discontinue any Customer Order. The Company shall have the right to terminate this Agreement and to discontinue upon the occurrence of any one or more of the following (herein referred to as an "Event of Default") and Customer shall have the right to terminate this Agreement and to discontinue upon occurrence of any one or more of the


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            following Events of Default described in subclauses (ii)-(vi) below:
            (i) the Customer's non-payment of the Fees due herein and/or any and all other fees and costs on the part of the Customer to be paid hereunder within thirty (30) days of the Company's written notice of such failure to pay; (ii) a Party's failure to perform any non-monetary agreement, term, covenant and/or condition set forth in this Agreement following not less than forty-five (45) days written notice from the non-defaulting Party specifying the failure; (iii) a final, non-appealable determination made by any tribunal, court, administrative board, or other entity having jurisdiction over the Party, that the Party materially violated applicable federal, state or local law, that the Party materially violated applicable federal, state, or local law; (iv) if either Party becomes insolvent, makes a general assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy is filed against a Party and the act of bankruptcy alleged is not denied by the relevant Party and the involuntary petition is not dismissed, stayed, or bonded within sixty (60) days of the date of such petition; (v) either Party's interference with the other Party's operations which the interfering Party has failed to resolve following no less than thirty (30) days' written notice from the non-defaulting Party specifying the interference; and/or
            (vi) a material and adverse development affecting the Customer's or the Company's business which comes to the attention of the other Party and the other Party seeks but fails to promptly receive from the affected Party reasonable assurances as to the affected Party's ability and intention to perform this Agreement within thirty (30) days of such request.

      7.2 Resumption of Service. If Service has been discontinued in accordance with Section 7.1 by Company and Customer requests that Service be restored, Company shall have the sole and absolute discretion to restore such Service.

      8. Company Default: In the event that either Party shall materially breach the terms of this Agreement, the other Party's sole right and remedy in connection therewith shall be to pursue an action for damages, at law, the other Party hereby irrevocably waiving any rights to pursue equitable or other relief, it being further agreed by such other Party that the alleged breaching Party shall have no liability whatsoever for special, indirect, incidental, exemplary or punitive damages, including without limitation, damages or losses resulting from loss of use of property, attorney's fees and expenses of the other Party, loss of business profits or revenues, cost of capital or return on capital, loss of goodwill, or claims of the customers/clients of the other Party, in each case whether or not the alleged breaching Party actually knew or should have known that such damages or losses would likely result from a breach of this Agreement.

      9. Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable to the other Party for any indirect, special, punitive or consequential damages (including, but not limited to, any claim from any customer for loss of services) arising under this Agreement or from any breach or partial


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breach of the provisions of this Agreement or arising out of any act or omission of a Party hereto, its employees, servants, contractors and/or agents.

      10. Force Majeure. Neither Party shall be liable to the other for any failure of performance under this Agreement due to causes beyond its control (except for the fulfillment of payment obligations as set forth herein), including, but not limited to: acts of God, fire, flood or other catastrophes; adverse weather conditions; material or facility shortages or unavailability not resulting from such Party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; national emergencies; insurrections; riots, wars; or strikes, lock-outs, work stoppages or other labor disputes, which labor disputes are beyond the reasonable control of the Party invoking Force Majeure (collectively, "Force Majeure Events").

      11. Compliance With Laws: The Customer and the Company, at their respective cost and expense, shall promptly comply with all applicable Federal, State and local laws, rules, ordinances, regulations, requirements and directives of any Federal, State, county and municipal governments or public authorities and of all their departments, bureaus and sub-divisions, including without limitation, all existing or hereafter enacted environmental laws and regulations, the rules and regulations of the Federal Communications Commission, applicable to and affecting the Customer's Equipment, the Customer's Facilities, the Company's Facilities, the Company Services, the Customer's IRU and applicable to the business operations of the Customer or the Company. Each Party covenants and agrees that it shall not do or permit any act or thing to be done on or to occur to the Company's Facilities or the Customer's Facilities, Customer's Equipment or Customer's IRU which is contrary to any municipal, county, state or federal ordinance, statute, law, or regulation or which shall or might subject the Company or the Customer to any liability or responsibility to any person or for property damage.

      12. Representations: The Customer shall pay, before they become delinquent, all taxes, assessments and governmental charges of any kind whatsoever lawfully levied or assessed against the Customer and/or the Customer's Equipment, including without limitation, all income, franchise, personal property taxes, and any and all other taxes, levies and fees; the Customer shall, to the extent necessary for Customer to use or access the Customer Facilities or Customer Equipment, obtain and maintain at the Customer's sole cost and expense, all franchises, licenses, easements, rights of way, approvals and consents from the governmental owners of easements and rights of way governing the Company's Facilities over which the Customer's Equipment shall run, waivers and/or permits from all applicable federal authorities, the Commonwealth of Pennsylvania ("PA") and/or the State of New Jersey ("NJ"), and from all municipalities and counties through which the Customer's Facilities shall run. The Company has and shall maintain all franchises, licenses, easements, rights of way, approvals and consents from GPU Energy and third parties, which are necessary for the Company to construct, install and/or delivery Customer IRUs pursuant to this Agreement. Each Party has the power and authority to enter into and perform this Agreement, and this Agreement is a valid and binding agreement and the persons who execute this Agreement as officers of each Party are authorized to do so and their signatures bind the respective Parties to the terms of this Agreement.


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      13.   Confidential Information.

      13.1 Disclosure and Use. Any Confidential Information disclosed by either Party shall be kept by the receiving Party in strict confidence and not disclose to any third party (except as authorized by these Terms and Conditions) without the disclosing Party's express written consent. Each Party agrees to treat all Confidential Information of the other in the same manner as it treats its own proprietary information, but in no case will the degree of care be less than reasonable care.

      13.2  Restricted Use. Each Party agrees:

            A. to use Confidential Information only for the purposes of performance of any Customer Order or as otherwise expressly permitted by these Terms and Conditions;
            B. not to make copies of Confidential Information or any part thereof except for purposes consistent with these Terms and Conditions; and
            C. to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of disclosing Party or a third party) as are contained in or on the original or as the disclosing Party may otherwise reasonably request.
            D. to produce any Confidential information in pursuant to a written request for due diligence in conjunction with a Party's financing activities.

      13.3 Exceptions. Notwithstanding the foregoing, each Party's confidentiality obligations hereunder shall not apply to information which:

            A.    is already known to the receiving Party;
            B.    becomes publicly available without fault of the receiving
                  Party;
            C. is rightfully obtained by the receiving Party from a third party without restriction as to disclosure, or is approved for release by written authorization of the disclosing Party;
            D. is developed independently by the receiving Party without use of the disclosing Party's Confidential Information;
            E.    is required to be disclosed by law.

      13.4 Publicity. This agreement grants no right to use any Party's or its affiliates' trademarks, service marks or trade names or to otherwise refer to the other Party in any marketing, promotional or advertising materials or activities. Without the prior written consent of the other Party, neither Party shall issue any publication or press release relating to the existence of, or the terms and conditions of any contractual relationship between Company and Customer, except as may be required by law.


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      13.5  Remedies. Notwithstanding any other section of these Terms and
            Conditions, the non-breaching Party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be construed to limit any other remedies available to the Parties.

      13.6 Survival. The obligations of confidentiality and limitation of use shall survive the termination of any applicable Customer Order.

      14. Assignment or Transfer. Except with respect to a merger or sale of substantially all of Customer's assets, Customer may not transfer, sublease or assign this Agreement and the use of Service or the Customer Orders, IRU Agreements, or Collocation License Agreements ("Ancillary Agreements") entered into hereunder without the express prior written consent of Company, and then only when such transfer or assignment can be accomplished without interruption of the use or location of Service. Company will not unreasonably withhold its consent. The terms and conditions of this Agreement shall apply to any transferees or assignees. Customer shall remain liable for the payment of all charges due under each Customer Order. Notwithstanding anything to the contrary in this Agreement and the Ancillary Agreements, in the event of the dissolution of Customer under the terms and conditions of the Operating Agreement of Telergy Mid-Atlantic, LLC ("the Operating Agreement"), this Agreement and the Ancillary Agreements may be assigned by Customer to Telergy Network Services, Inc. ("TNS"), and this Agreement, but not any executed Ancillary Agreements, may be terminated by Customer upon thirty (30) days' prior written notice.

      15. Notices. Notices hereunder shall be deemed properly given when delivered, if delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, at the addresses listed below:

If to GPU Telcom:

GPU Telcom Services, Inc.
Route 183 & Van Reed Rd
PO Box 15164
Reading, PA  19612-5164

If to Customer:

Telergy Mid-Atlantic, LLC
One Telergy Parkway
East Syracuse, New York 13057

Each Party shall notify the other Party of any changes to its addresses listed above.

      16. Miscellaneous: Notwithstanding any other term or condition to the contrary contained in this Agreement, the Company shall be free at any time during the term of this


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Agreement to enter into other agreements for the use of the Company's
Facilities, or any other of the Company's facilities and premises none which shall in any way constitute a breach or default of the terms of this Agreement, it being hereby agreed that none of the terms of this Agreement shall be deemed to be or shall be construed to be the Company's covenant or agreement not to install its own fiber optic telecommunications cable and related equipment and facilities or to install other users/third parties on the Company's Facilities and premises, nor shall it be deemed to be the Company's covenant not to compete with the Customer; nothing contained in this Agreement shall be construed to (i) except as provided herein, grant or confer upon the Customer any property rights in any of the Company Facilities, lands or premises or (ii) except with respect to Customer IRUs granted hereunder, compel or require the Company to continue to operate and/or maintain the Company's Facilities, and/or any other of the Company's other equipment and facilities; at no time before, during or after the term of this Agreement, shall the Company and the Customer be deemed to be engaged in a joint venture or considered to be partners of any kind, nature or degree, or to be the agent of each other.

      This Agreement shall be governed by and construed under the laws of New York and each Party hereby agrees to, and shall not contest, the jurisdiction of the United States District Court of the Southern District of New York or the New York state courts located in New York City, New York.

      In the event that any one or more of the provisions of this Agreement is for any reason held to be invalid or unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect. This Agreement may not be modified, amended or discharged, and no provision may be waived, unless the same is by a writing duly executed by both the Company and the Customer. The headings of the Paragraphs and Sub-paragraphs of this Agreement are for purposes of reference only and do not evidence the agreement or the intentions of the Parties hereto. The Customer assumes the risk of interference, if any, with its fiber communications facilities and operations from the Company's and/or the Company's affiliates' distribution and transmission of electric power The provisions of this Agreement shall survive the expiration or earlier termination of this Agreement. Neither the Company nor The Customer shall record this Agreement or any abstract or memorandum of this Agreement.

      17. Disclaimer: EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE COMPANY HEREBY DISCLAIMS ALL WARRANTIES OF ANY TYPE OR KIND AND NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY THE COMPANY WITH RESPECT TO, INTER ALIA, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE COMPANY'S FACILITIES, ANY POLES, DISTRIBUTION POLES, LANDS, PREMISES, AND THE LIKE, OR THE AVAILABLE CAPACITY OR ANY SERVICES, WHETHER ARISING UNDER LAW OR IN EQUITY.


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      IN WITNESS WHEREOF, the Company and the Customer have executed this
Agreement as of the day and year set forth above.

      WITNESS/ATTEST:                      GPU TELCOM SERVICES, INC.

      _______________________________   By:    /s/ Robert L. Wise
                                              _________________________

                                        Name: Robert L. Wise
                                              _________________________

                                        Title: President
                                              _________________________

                                        Date: April 7, 2000


      WITNESS/ATTEST:                      TELERGY MID-ATLANTIC, LLC

      _______________________________   By:    /s/ Brian Kelly
                                              _________________________

                                        Name: Brian Kelly
                                              _________________________

                                        Title: Manager
                                              _________________________

                                        Date: April 7, 2000


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